THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND MAY NOT BE TRANSFERRED UNLESS IT IS REGISTERED UNDER SUCH ACT OR TRANSFERRED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT.

WILSON HOLDINGS, INC.

Bridge Note

New York, New York

November 10, 2005

WILSON HOLDINGS, INC., a Nevada corporation (the “Company”), for value received, promises to pay, subject to the terms and conditions of this Note, to the order of ________________________________ (the “Holder”), the principal sum of _____________________ DOLLARS ($_______) together with simple interest thereon at the annual rate of eight percent (8%), on January 10, 2006 (the “Maturity Date”) in cash. All interest payment calculations required hereunder shall be computed on the basis of the actual number of days elapsed over a 365-day year.

1.             Payments.

1.1     Subject to the right of the Holder to convert the principal amount of this Note into Securities (as defined and provided for in Section 2 hereof), the principal amount of this Note shall be payable in full on the Maturity Date, together with all interest accrued and unpaid thereon.

1.2     Payment of the principal of this Note shall be made to Holder at [address], or such other place or places within the United States as may be specified by the Holder of this Note in a written notice to the Company at least 5 business days before the payment date.

1.3     Such payment of principal of this Note shall be made in lawful money of the United States of America by mailing the Company’s good check in the proper amount to such Holder at least three days prior to the due date of such payment or otherwise transferring funds by wire transfer to the account of such Holder for receipt by such Holder on the due date of such payment.

1.4     If payment on this Note becomes due and payable on a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, the maturity thereof shall be extended to the next succeeding business day.

1.5     In the event that any interest rate(s) provided for in this Note shall be determined to be unlawful, such interest rate(s) shall be computed at the highest rate permitted by applicable law. Any payment by the Company of any interest amount in excess of that permitted by law shall be considered a mistake, with the excess being applied to the principal amount of this Note without prepayment premium or penalty; if no such principal amount is outstanding, such excess shall be returned to the Company.

2.             Conversion Right.

2.1     Upon the closing of any sale of notes convertible into the Company’s Common Stock on terms reasonably acceptable to the Holder (such instruments, the “Securities”) prior to the Maturity Date, this Note may be converted at the option of the Holder into such Securities concurrently with the closing of the sale of such Securities.

2.2     If the Holder elects to convert this Note into Securities pursuant to Section 2.1 above, the Note shall convert dollar for dollar (principal amount plus all accrued and unpaid interest) into such new debt instruments concurrently with the closing of the sale of the Securities (if so elected, the “Conversion Date”).

2.3     On the Conversion Date, if any, the Holder shall surrender this Note at the principal office of the Company (or at the place the closing for the sale of the Securities will occur), together with written notice that shall state such Holder’s name or the names of the nominee(s) in which such Holder wishes the certificate or certificates for Securities to be issued. The certificates for the Securities shall be issued in the name of the Holder (or its nominees) to such persons on and as of the Conversion Date, if any.

3.             Representations and Warranties of the Company.

The Company hereby represents and warrants to the Holder, as of the date hereof and except as set forth on the disclosure schedule furnished by the Company to the Holder (the “Disclosure Schedule”) attached hereto, as follows:

3.1     Incorporation. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and Wilson Family Communities Inc. (the “Subsidiary”) is a corporation validly existing and in good standing under the laws of the State of Delaware, and both the Company and the Subsidiary are in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or the character of the property owned by it makes such qualification necessary, except where the failure to be so qualified would not result in a material adverse effect on the assets, liabilities (contingent or otherwise), business, affairs, operations, prospects or condition (financial or otherwise) of the Company (a “Material Adverse Effect”). Each of the Company and the Subsidiary has all requisite corporate power and authority to carry on its business as now conducted and to carry out the transactions contemplated hereby. Neither the Company nor the Subsidiary is in violation of any of the provisions of its Certificate of Incorporation (or other charter document) or By-laws.

3.2     Capitalization.

(a)     The authorized capital stock of the Company consists of (i) 100,000,000 shares of Common Stock, of which 17,689,252 shares were outstanding as of the date hereof, and (ii) 10,000,000 shares of preferred stock, none of which are outstanding as of the date hereof. All shares of the Company’s issued and outstanding capital stock have been duly authorized, are validly issued and outstanding, and are fully paid and nonassessable. Except for options to purchase 850,000 shares of Common Stock under the Company’s 2005 Stock Issuance Plan, there are no existing options, warrants, calls, preemptive (or similar) rights, subscriptions or other rights, agreements, arrangements or commitments of any character obligating the Company to issue, transfer or sell, or cause to be issued, transferred or sold, any shares of the capital stock of the Company or other equity interests in the Company or any securities convertible into or exchangeable for such shares of capital stock or other equity interests, and there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of its capital stock or other equity interests. The issuance and sale of this Note will not obligate the Company to issue or sell, pursuant to any pre-emptive right or otherwise, shares of Common Stock or other securities to any Person (other than the Holders) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

(b)     The Company owns all of the issued and outstanding shares of the common stock of Subsidiary. No shares of preferred stock of Subsidiary are issued and outstanding. There are no existing options, warrants, calls, preemptive (or similar) rights, subscriptions or other rights, agreements, arrangements or commitments of any character obligating the Subsidiary to issue, transfer or sell, or cause to be issued, transferred or sold, any shares of the capital stock of the Subsidiary or other equity interests in the Subsidiary or any securities convertible into or exchangeable for such shares of capital stock or other equity interests and there are no outstanding contractual obligations of the Subsidiary to repurchase, redeem or otherwise acquire any shares of its capital stock or other equity interests.

3.3     Registration Rights. The Company has not granted or agreed to grant to any Person any right (including “piggy-back” and demand registration rights) to have any capital stock or other securities of the Company registered with the SEC or any other government authority.

3.4     Authorization. All corporate action on the part of the Company, its officers and directors necessary for the authorization, execution, delivery and performance of this Note and the consummation of the transactions contemplated herein and therein has been taken. When executed and delivered by the Company, this Note shall constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally and by general equitable principles. The Company has all requisite corporate power and authority to enter into this Note and to carry out and perform its obligations thereunder.

3.5     Company Documents. The Company’s Current Report on Form 8-K as filed with the Securities and Exchange Commission (the “SEC”) on October 17, 2005 (the “Form 8-K”), complied in all material respects with the requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), and the rules and regulations promulgated thereunder. That certain Amended and Restated Preliminary Private Placement Memorandum for 5% Convertible Notes due 2012 of Wilson Holdings, Inc. dated as of November 4, 2005 (other than the sections entitled “Company Summary – Summary of the Offering”, “Terms of the Offering”, the “Offering Memorandum”, “Dilution” and “Use of Proceeds”), all financial statements of the Subsidiary provided to Holder (the “Financial Statements”) and the Form 8-K (the Form 8-K, the Offering Memorandum and the Financial Statements, collectively, the “Company Documents”) do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Financial Statements and the financial statements included in any other Company Document (i) comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto in effect at the time of filing, (ii) have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods covered thereby, and (iii) present fairly, in all material respects, the financial position of the Company and the Subsidiary and the results of operations and cash flows as of the date and for the periods indicated therein. All material agreements to which the Company is a party or to which the property or assets of the Company are subject are included as part of or specifically identified in the Company Documents to the extent required by the rules and regulations of the SEC as in effect at the time of filing.

3.6     Consents. Except for any required federal securities or state “blue sky” law filings in connection with the transactions contemplated hereunder, all consents, approvals, orders and authorizations required on the part of the Company in connection with the execution or delivery of, or the performance of the obligations under, this Note and the consummation of the transactions contemplated herein, have been obtained and will be effective as of the date hereof. The execution and delivery by the Company of this Note and the consummation of the transactions contemplated herein do not require the consent or approval of the stockholders of, or any lender to, the Company.

3.7     No Conflict; Compliance With Laws.

(a)     The execution, delivery and performance by the Company of this Note, and the consummation of the transactions contemplated hereby, do not and will not (i) conflict with or violate any provision of the Certificate of Incorporation (or other charter documents) or By-laws of the Company or the Subsidiary, (ii) breach, conflict with or result in any violation of or default (or an event that with notice or lapse of time or both would become a default) under, or give rise to a right of termination, amendment, acceleration or cancellation (with or without notice or lapse of time, or both) of any obligation, contract, commitment, lease, agreement, mortgage, note, bond, indenture or other instrument or obligation to which the Company or the Subsidiary is a party or by which they or any of their properties or assets are bound, or (iii) result in a violation of any statute, law, rule, regulation, order, ordinance or restriction applicable to the Company, the Subsidiary or any of their properties or assets, or any judgment, writ, injunction or decree of any court, judicial or quasi-judicial tribunal applicable to the Company, the Subsidiary or any of their properties or assets.

(b)     Neither the Company nor the Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or the Subsidiary), nor has the Company or the Subsidiary received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties or assets is bound (whether or not such default or violation has been waived), or (ii) is in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as does not, and could not, reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.8     Absence of Litigation. Except as set forth on the Disclosure Schedule, there are no pending or, to the Company’s knowledge, threatened actions, suits, claims, proceedings or investigations against or involving the Company or the Subsidiary.

3.9     No Undisclosed Liabilities; Indebtedness. Since September 30, 2005, the Company and the Subsidiary have incurred no material liabilities or obligations, whether known or unknown, asserted or unasserted, fixed or contingent, accrued or unaccrued, matured or unmatured, liquidated or unliquidated, or otherwise, other than liabilities or obligations arising in the ordinary course of business. Except for indebtedness reflected in the Company’s balance sheet as of September 30, 2005, the Company has no indebtedness outstanding as of the date hereof. The Company is not in default with respect to any outstanding indebtedness or any instrument relating thereto.

3.10     Taxes. The Company and the Subsidiary has filed (or has had filed on its behalf), will timely file or will cause to be timely filed, or has timely filed for an extension of the time to file, all material Tax returns required by applicable law to be filed by it or them prior to or as of the date hereof, and such Tax returns are, or will be at the time of filing, true, correct and complete in all material respects. Each of the Company and the Subsidiary has paid (or has had paid on its behalf) or, where payment is not yet due, has established (or has had established on its behalf and for its sole benefit and recourse) or will establish or cause to be established in accordance with United States generally accepted accounting principles on or before the date hereof an adequate accrual for the payment of, all material Taxes due with respect to any period ending prior to or as of the date hereof. “Taxes” shall mean any and all taxes, charges, fees, levies or other assessments imposed by the U.S. Internal Revenue Service or any other taxing authority (whether state, county, local or foreign), including any interest, fines, penalties or additional amounts attributable to or imposed upon any such taxes or other assessments. There are no claims or assessments pending against the Company or the Subsidiary for any material alleged deficiency in any Tax payment (or non payment), and neither the Company nor the Subsidiary has been notified in writing of any material proposed Tax claims or assessments against the Company or the Subsidiary.

3.11     Private Placement; Communications with Purchasers. Neither the Company nor any person acting on the Company’s behalf has sold or offered to sell or solicited any offer to sell the Notes by means of any form of general solicitation or advertising. Neither the Company nor any of its affiliates nor any person acting on the Company’s behalf has, directly or indirectly, at any time within the past six (6) months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the sale or issuance of the Notes as contemplated hereby or (ii) cause the offering or issuance of the Notes pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions. Neither the Company or the Subsidiary is, or is an affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. No consent, license, permit, waiver, approval or authorization of, or designation, declaration, registration or filing with, the SEC or any state securities regulatory authority is required in connection with the offer, sale, issuance or delivery of the Notes other than the possible filing of Form D with the SEC.

3.12     Material Changes. Except as set forth on the Disclosure Schedule, since September 30, 2005, the Company has conducted its business only in the ordinary course, consistent with past practice, and since such date there has not occurred: (i) a Material Adverse Effect; (ii) any amendments or changes in the charter documents or by-laws of the Company or the Subsidiary; (iii) any: (A) incurrence, assumption or guarantee by the Company or the Subsidiary of any debt for borrowed money other than (1) equipment leases made in the ordinary course of business, consistent with past practice and (2) any such incurrence, assumption or guarantee with respect to an amount of $10,000 or less that has been disclosed in the Company Documents; (B) issuance or sale of any securities convertible into or exchangeable for securities of the Company other than to directors, employees and consultants pursuant to existing equity compensation or stock purchase plans of the Company; (C) issuance or sale of options or other rights to acquire from the Company or the Subsidiary, directly or indirectly, securities of the Company or any securities convertible into or exchangeable for any such securities, other than options issued to directors, employees and consultants in the ordinary course of business, consistent with past practice; (D) issuance or sale of any stock, bond or other corporate security other than to directors, employees and consultants pursuant to existing equity compensation or stock purchase plans of the Company; (E) declaration or making of any payment or distribution to stockholders or purchase or redemption of any share of its capital stock or other security other than to or from directors, officers and employees of the Company or the Subsidiary as compensation for or in connection with services rendered to the Company or the Subsidiary (as applicable) or for reimbursement of expenses incurred on behalf of the Company or the Subsidiary (as applicable); (F) sale, assignment or transfer of any of its intangible assets except in the ordinary course of business, consistent with past practice, or cancellation of any debt or claim except in the ordinary course of business, consistent with past practice; (G) waiver of any right of substantial value whether or not in the ordinary course of business; (H) material change in officer compensation, except in the ordinary course of business and consistent with past practice; or (I) other commitment (contingent or otherwise) to do any of the foregoing; (iv) any creation, sufferance or assumption by the Company or of the Subsidiary of any Lien on any asset or any making of any loan, advance or capital contribution to or investment in any Person, in an aggregate amount which exceeds $10,000 outstanding at any time; (v) any entry into, amendment of, relinquishment, termination or non-renewal by the Company or the Subsidiary of any material contract, license, lease, transaction, commitment or other right or obligation, other than in the ordinary course of business, consistent with past practice; or (vi) any transfer or grant of a right with respect to the intellectual property rights owned or licensed by the Company or the Subsidiary, except as among the Company and the Subsidiary.

3.13     Regulatory Permits. The Company and the Subsidiary possess all certificates, approvals, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their businesses as described in the Form 8-K, except where the failure to possess such permits does not, and could not have, individually or in the aggregate, a Material Adverse Effect (the “Material Permits”), and the Company has not received any written notice of proceedings relating to the revocation or modification of any Material Permits except as described in the Company Documents.

3.14     Transactions with Affiliates and Employees. Except as set forth in the Company Documents, none of the officers or directors of the Company or the Subsidiary and, to the knowledge of the Company and Subsidiary, none of the employees of the Company or Subsidiary, is presently a party to any transaction or agreement with the Company or the Subsidiary, as applicable, (other than for services as employees, officers and directors) exceeding $60,000, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company and Subsidiary, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

3.15     Insurance. The Company and the Subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary for the business in which the Company and the Subsidiary are engaged. The Company has no reason to believe that it will not be able to renew existing insurance coverage for itself and the Subsidiary as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary or appropriate to continue business.

3.16     Internal Accounting Controls. Except as disclosed in the Company Documents, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorizations, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (v) the Company is otherwise in compliance with the Securities Act of 1933 (the “Securities Act”), the Exchange Act and all other rules and regulations promulgated by the SEC and applicable to the Company, including such rules and regulations to implement the Sarbanes-Oxley Act of 2002, as amended.

3.17     Solvency. (i) The fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known and contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted, including its capital needs taking into account the particular capital requirements of the business conducted by the Company, projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debts when such amounts are required to be paid. The Company has no present intention to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

4.      Cancellation of Note.

Upon payment in full of all outstanding obligations under this Note, whether by receipt by the Holder of the appropriate Securities upon conversion of the Note into Securities pursuant to Section 2 or cash payment in full, the Company’s obligations in respect of payment of this Note shall terminate and the Holder shall surrender this Note to the Company.

5.	Events of Default. In the event that (an “Event of Default”):

(a)	the Company defaults for more than ten (10) Business Days in making the payment of principal or interest required to be made on this Note; or

(b)	the Company or the Subsidiary:

(i)

commences any case, proceeding or other action (x) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, composition or other relief with respect to it or its debts or (y) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or shall make a general assignment for the benefit of its creditor; or

(ii)

is the debtor named in any other case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (C) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the facts set forth in clause (i) or (ii) above; or (D) shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(c)

the Company or the Subsidiary defaults in the payment of principal or defaults in the payment of interest on any debt instruments and such default continues unremedied for a period of more than ten (10) Business Days.

In the case of any Event of Default hereunder, then the entire unpaid balance of this Note (together with all accrued and unpaid interest and late charges) shall ipso facto become immediately due and payable without notice or demand. The Holder may waive any Event of Default on such conditions as it shall determine to impose and rescind any acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration:

6.     Payment.

The Company hereby waives presentment for payment, notice of nonpayment, protest, notice of protest and all other notices, filing of suit and diligence in collecting the amounts due under this Note and agrees that the Holder shall not be required first to initiate any suit or exhaust its remedies against any other person or parties in order to enforce payment of this Note.

Any payments made by the Company under this Note shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any governmental authority. The provisions of this paragraph shall survive the termination of this Note and the payment of all other amounts payable hereunder

7.             Covenants.

7.1         Use of Proceeds. The proceeds from the sale of this Note will be utilized for the execution of certain land purchase contracts, earnest money deposits, option fees and future land purchases. Proceeds from the sale of this Note may also be used to fund day to day operations, interim construction loans for third party builders and to pay expenses relating to the issuance of this Note and the sale of the Securities. Proceeds from the sale of this Note, however, may not be used to pay down the principal amount of, or make any prepayment on, any indebtedness of the Company or its subsidiaries.

7.2         Placement Agent Fees and Arrangements. The Company shall not amend or change its fee and expense reimbursement arrangements with Tejas Securities Group, Inc. or its affiliates from those described in the Offering Memorandum without the consent of the Holder.

8.             Investment Representations.

8.1     Purchase for Investment. Each Holder of this Note hereby acknowledges that this Note has not been and will not be registered and any Securities to be issued upon conversion of this Note have not been registered (i) under the Securities Act, on the ground that the issuance of this Note is exempt from registration under Section 4(2) of the Securities Act as not involving any public offering or (ii) under any applicable state securities law on the ground that the issuance of this Note does not involve any public offering; and that the Company’s reliance on the Section 4(2) exemption of the Securities Act and on applicable state securities laws is predicated in part on the representations hereby made to the Company by the Holder that it is acquiring the Note for investment for its own account, with no intention of distributing the same, subject, nevertheless, to any requirements of law that the disposition of its property shall at all times be within its control.

8.2     Accredited Investor. Each Holder of this Note represents that it is an “accredited investor” within the meaning of Rule 501 of the Act, with such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of a prospective investment in the Note and that it is capable of bearing the economic risks of such investment.

9.     Miscellaneous.

9.1     Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and of a letter of indemnity reasonably satisfactory to the Company, and upon reimbursement to the Company of all reasonable expenses incident thereto, and upon surrender or cancellation of the Note, if mutilated, the Company will make and deliver a new Note of like tenor in lieu of such lost, stolen, destroyed or mutilated Note.

9.2     In the event that one of the Events of Default specified in Section 5 hereof has occurred and is continuing, the Holder of this Note shall be reimbursed by the Company for the payment of its reasonable attorneys’ fees actually paid relating to the enforcement of any of the provisions of this Note.

9.3     This Note and the rights and obligations of the Company and any Holder hereunder shall be construed in accordance with and be governed by the laws of the State of New York other than such laws as would result in the application of the laws of a jurisdiction other than the State of New York.

9.4     This Note and the rights and obligations hereunder are not transferable by the Company or the Holder without the prior written consent of the other party hereto, provided, however, that transfers by the Holder to its affiliates, or funds such Holder manages or controls, shall not require consent of the Company; provided further that any such transferee shall be deemed to have made the representations set forth in Section 8 hereof.

9.5     Time is of the essence of this Note. If any provisions of this Note or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Note and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

        IN WITNESS WHEREOF, the Company and the Holder have executed this Note as of the day and year first above written.

WILSON HOLDINGS, INC. By: /s/ Clark Wilson Clark Wilson President and Chief Executive Officer

HOLDER:

By:	_________________________
Name:	_________________________
Title	_________________________

[Signature Page to Note]